Exhibit 31

==========================
Mafco Holdings Inc./GSB Private SAILS



By entering into a transaction with Purchaser, you acknowledge that you have read and understood the following terms: Purchaser is acting solely as an arm's length contractual counterparty and not as your financial adviser or fiduciary unless it has agreed to so act in writing. Before entering into any transaction you should ensure that you fully understand its potential risks and rewards and independently determine that it is appropriate for you given your objectives, experience, financial and operational resources, and other relevant circumstances. You should consult with such advisers as you deem necessary to assist you in making these determinations. You should also understand that Purchaser or its affiliates may provide banking, credit and other financial services to any company or issuer of securities or financial instruments referred to herein, underwrite, make a market in, have positions in, or otherwise buy and sell securities or financial instruments which may be identical or economically similar to any transaction entered into with you. Any indicative terms provided to you are provided for your information only and do not constitute an offer, a solicitation of an offer, or any advice or recommendation to conclude any transaction (whether on the indicative terms or otherwise). Any indicative price quotations, disclosure materials or analyses provided to you have been prepared on assumptions and parameters that reflect good faith determinations by us or that have been expressly specified by you and do not constitute advice by us. The assumptions and parameters used are not the only ones that might reasonably have been selected and therefore no guarantee is given as to the accuracy, completeness, or reasonableness of any such quotations, disclosure or analyses. The parties hereby agree that (i) Sellers are not obligated to keep confidential or otherwise limit the use of any element of any description contained herein that is necessary to understand or support any United States federal income tax treatment and (ii) Purchaser does not assert any claim of proprietary ownership in respect of any description contained herein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Seller.



        Amended and Restated Terms and Conditions for Private SAILS

This Amended and Restated Terms and Conditions for Private SAILS dated as of December 11, 2001 among MAFCO HOLDINGS INC., GSB INVESTMENTS CORP., CREDIT SUISSE FIRST BOSTON INTERNATIONAL and CREDIT SUISSE FIRST BOSTON CORPORATION, as Agent, amends and restates in its entirety the Terms and Conditions for Private SAILS dated as of December 11, 2001 among MAFCO HOLDINGS INC., GSB INVESTMENTS CORP., CREDIT SUISSE FIRST BOSTON INTERNATIONAL and CREDIT SUISSE FIRST BOSTON CORPORATION, as Agent.


        Sellers: Mafco Holdings Inc. ("Parent") and GSB Investments Corp., an indirect wholly-owned subsidiary of Parent ("Subsidiary", and each of Parent and Subsidiary, a "Seller").

        Purchaser:                  Credit Suisse First Boston International.

        Agent:                      Credit Suisse First Boston Corporation.

        Calculation Agent:          Credit Suisse First Boston International
                                    or an affiliate thereof. All
                                    determinations and calculations of the
                                    Calculation Agent shall be made in good
                                    faith and in a commercially reasonable
                                    manner.

        Issue: SAILS (Shared Appreciation Income Linked Securities) Mandatorily Exchangeable
                                    Securities Contract (the "Contract"),
                                    maturing on the Maturity Date, relating to the Underlying Shares. The Contract may be executed in one or more tranches (each, a "Tranche").

        Underlying Shares:          Up to 912,500 shares of Common Stock, par
                                    value $1.00 per share (the "Common
                                    Stock"), of Golden State Bancorp Inc. (the
                                    "Issuer").

        Aggregate Contract Price:   For any Tranche, an amount equal to the
                                    product of (a) the Issue Price for such
                                    Tranche and (b) the Base Amount for such Tranche.

        Base Amount:                For any Tranche, the number of shares of
                                    Common Stock underlying the transaction
                                    contemplated hereby hedged by the number of shares of Common Stock (the "Hedge
                                    Shares" with respect to such Tranche) sold by Purchaser in connection with its initial hedge of its exposure to the transactions contemplated hereby during the period from and including the Issue
                                    Date immediately preceding the Issue Date for such Tranche (or if there is no preceding Issue Date, the date hereof) to but excluding the Issue Date for such Tranche.

         Issue Price:               For any Tranche, the average price
                                    per share at which Purchaser sells the
                                    Hedge Shares with respect to such Tranche.
                                    Any such sales will be made pursuant to
                                    the terms set forth under "Registration of Hedge Sales" below.

         Final Issue Date:          The date of completion of Purchaser's
                                    initial hedging activities in connection with the transactions contemplated hereby
                                    (which shall in no event be later than
                                    February 19, 2001).

         Issue Date:                Each of the following shall be an Issue
                                    Date with respect to a Tranche: (i) the
                                    Final Issue Date and (ii) any business day on or prior to the Final Issue Date if (A) such day is designated as an Issue Date by


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                                    Sellers upon three business days'
                                    written notice to Purchaser and (B) such day is the first business day following the 29th calendar day after the Issue Date immediately preceding such day (or if there is no preceding Issue Date, the Closing Date).

        Closing Date:               For any Tranche, three business days
                                    following the Issue Date for such Tranche.

        Maturity Date:              For any Tranche, eighteen months
                                    following the initial Closing Date.

        Maturity Price:             The average closing price per share
                                    of Common Stock on the first 20 trading
                                    days beginning 30 Exchange Business Days
                                    (days when the national exchange on which the Common Stock is listed or quoted is scheduled to be open) prior to the Maturity Date.

        Threshold Price:            For any Tranche, 140% of the Issue
                                    Price for such Tranche.

        Proceeds Amount:            For any Tranche, 81.6% of the
                                    Aggregate Contract Price for such Tranche.
                                    The Proceeds Amount shall be paid by
                                    Purchaser to Subsidiary on the Closing
                                    Date for such Tranche.

        Settlement:                 On the Maturity Date, Sellers will deliver
                                    to Purchaser an aggregate number of freely transferable shares of Common Stock (or cash with an equal value) equal to the sum of the Contract Share Amounts for each Tranche.

        Contract Share Amount:      For any Tranche, the product
                                    of (a) the Base Amount for such Tranche
                                    and (b) the Exchange Rate for such


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                                    Tranche.

        Exchange Rate:              The Exchange Rate for each Tranche
                                    will be equal to:

                                    (a)  if the Maturity Price is less than or
                                         equal to the Issue Price for such
                                         Tranche, one;

                                    (b)  if the Maturity Price is greater than
                                         the Issue Price for such Tranche but
                                         less than or equal to the Threshold
                                         Price for such Tranche, the quotient
                                         of such Issue Price divided by the
                                         Maturity Price; and

                                    (c)  if the Maturity Price is greater than
                                         the Threshold Price for such Tranche,
                                         one minus a fraction, the numerator
                                         of which is equal to the excess of
                                         such Threshold Price over the Issue
                                         Price for such Tranche and the
                                         denominator of which is equal to the
                                         Maturity Price.

        Early Termination:          At any time on or after the date six
                                    months following the final Closing Date, each Tranche shall be subject to termination in whole or in part at the option of Sellers, upon 35 Exchange
                                    Business Days' notice, at a price equal to Purchaser's replacement cost for the terminated portion of such Tranche, as determined by the Calculation Agent.

        Adjustments:                The Base Amount, the Issue Price, the
                                    Threshold Price and other variables
                                    relevant to the settlement of each Tranche shall be subject to adjustment if the Issuer (i) subdivides, consolidates or reclassifies the Common Stock, (ii) pays a dividend or distribution of Common Stock, rights, warrants or other assets on the Common Stock, (iii) pays a cash dividend


                                     4


                                    (other than an Ordinary Cash Dividend) on the Common Stock, (iv) makes a call in respect of Common Stock not fully paid,
                                    (v) repurchases Common Stock or (vi) takes any similar action, in each case, which action has a diluting or concentrative effect on the theoretical value of the Common Stock; provided that in the case of clause (iii) above, any such adjustment shall be made to variables other than the Base Amount.

                                    In the event of (a) a consolidation or
                                    merger of the Issuer, (b) any sale,
                                    transfer, lease or conveyance of the
                                    property of the Issuer as an entirety or substantially as an entirety, (c) any statutory exchange of securities of the Issuer or (d) any liquidation, dissolution or winding up of the Issuer, then:

                                    (i) if the successor to the Issuer is
                                        a publicly-traded entity with a
                                        public float as large as or
                                        larger than the Issuer
                                        immediately prior to such event,
                                        so long as the consideration
                                        received by holders of Common
                                        Stock does not consist solely of
                                        non-stock consideration,
                                        Purchaser will be entitled to
                                        receive (A) on the Maturity Date
                                        the number of shares of common
                                        stock of such successor
                                        represented by the shares of
                                        Common Stock that otherwise would
                                        have been deliverable and (B) a
                                        cash payment on the date of the
                                        closing of such event (the
                                        "Reorganization Termination
                                        Date") equal to the replacement
                                        value, as determined by the
                                        Calculation Agent, of the percentage
                                        of each Tranche equal to the
                                        percentage of non-stock consideration
                                        (as a percentage of the total


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                                         consideration) received
                                         in such event; or

                                    (ii) in any other case, the Maturity
                                         Date will be accelerated to the
                                         Reorganization Termination Date
                                         so that Purchaser will receive on
                                         the Reorganization Termination
                                         Date its replacement value for
                                         each Tranche, as determined by
                                         the Calculation Agent, payable in
                                         cash or any freely transferable
                                         securities received by either
                                         Seller in such event.

        Registration                Subsidiary shall be named as a selling
        of Hedge Sales:             shareholder in a registration statement
                                    (the "Registration Statement") covering
                                    the public sale by Purchaser of shares of Common Stock in connection with hedging
                                    Purchaser's exposure to the transactions contemplated hereby. The Registration
                                    Statement shall be filed by the Issuer and declared effective under the Securities
                                    Act by the Securities and Exchange
                                    Commission. Sellers, the Issuer and
                                    Purchaser (or an affiliate of Purchaser
                                    designated by Purchaser) shall enter into an agreement (the "Registration
                                    Agreement") in connection with the public sale of such shares by Purchaser in a form customary for underwritten secondary offerings of equity securities lead managed by Credit Suisse First Boston
                                    Corporation (which agreement shall
                                    include, without limitation, representations and warranties of Sellers and the Issuer, provisions relating to indemnification of, and contribution in connection with the liability of, Purchaser and its affiliates by both the Issuer and Sellers, payment by the Issuer or Sellers of all registration expenses and the delivery by both the Issuer and Sellers of legal opinions, secretary's and executive officer's certificates, accountants' comfort letters and other customary closing documents).

        Dividend Payment:           Sellers shall pay to Purchaser on the
                                    business day following the payment of any cash dividend (other than an Ordinary Cash
                                    Dividend) with respect to the Common Stock
                                    (the "Dividend Payment Date") an amount in cash equal to the product (the "Dividend
                                    Payment Amount") of (i) the per share
                                    amount of such dividend and (ii) the sum of the Base Amounts for each Tranche on the ex-dividend date for such dividend.

        Ordinary Cash Dividends:    For any given quarterly fiscal period,
                                    cash dividends paid in respect of the
                                    Common Stock during such period, but only to the extent that the aggregate amount of cash dividends paid during such period does not exceed $0.10 per share.

        Collateral Arrangements:    Subsidiary shall deposit on the Closing
                                    Date for each Tranche, and shall maintain on and after such Closing Date, in a Collateral Account with Purchaser a number of shares of Common Stock free and clear of any liens or transfer restrictions
                                    (other than restrictions on transfer
                                    imposed by the Securities Act of 1933, as amended (the "Securities Act")) equal to Base Amount for such Tranche, to secure the obligations of Sellers in respect of such Tranche. Immediately upon payment of the Proceeds Amount, Sellers shall deliver to Purchaser any documents as Purchaser may reasonably request to evidence that such shares have been delivered free and clear of any such liens or transfer restrictions.

                                    Upon the consent of Seller, Purchaser
                                    may borrow or otherwise
                                    rehypothecate Common Stock from the

                                    Collateral Account; provided that any such borrowing or rehypothecation shall be effected such that this provision will satisfy the requirements of a securities lending transaction under Section 1058 of the Internal Revenue Code of 1986, as amended. The Collateral Agreement will include standard provisions for dividends and voting, including the loss of voting rights with respect to any shares actually borrowed or rehypothecated by Purchaser. Upon the early termination of any Tranche by Sellers, a corresponding number of shares will be returned to Subsidiary and will cease to be security.

                                    Subsidiary shall have the right at any
                                    time during the term of the Contract to
                                    substitute for all (but not less than all) of the Common Stock pledged as collateral (the "Share Collateral") United States government securities with a value at least equal to 150% of the value of the Share Collateral, marked to market on a daily basis. Upon the substitution described in the immediately preceding sentence, the Share Collateral shall be returned to Subsidiary and shall no longer be treated as collateral.

        Reimbursement Obligation:   If Sellers fail to make available (by
                                    reason of Securities Act restrictions or otherwise) at any time, a number of shares of Common Stock equal to the sum of the Base Amounts for each Tranche for the purpose of securities lending or hypothecation, Sellers shall make cash payments to Purchaser from time to time in an amount sufficient to reimburse
                                    Purchaser for any costs relating to the
                                    borrowing of such shares of Common Stock during the period such unavailability exists.

        Representations             Sellers represent and warrant to Purchaser
        and Warranties:             that:

                                    (a)  Each Seller is a corporation duly
                                         organized and existing in good
                                         standing under the laws of the State
                                         of Delaware;

                                    (b)  The execution and delivery of this
                                         term sheet and the performance by
                                         each Seller of such Seller's
                                         obligations hereunder do not violate
                                         or conflict with any provision of the
                                         certificate of incorporation or
                                         bylaws of such Seller, any law, order
                                         or judgment applicable to such Seller
                                         or any of such Seller's assets or any
                                         contractual restriction binding on or
                                         affecting such Seller or any of such
                                         Seller's assets (it being understood
                                         that the existence on any date after
                                         the date hereof of factual
                                         contingencies to the effectiveness on
                                         the Closing Date for any Tranche of
                                         any consent required to be obtained
                                         under any agreement in connection
                                         with the execution or delivery of
                                         this term sheet or the consummation
                                         of the transactions contemplated
                                         hereby shall not be deemed to give
                                         rise to any breach of the
                                         representation and warranty set forth
                                         in this paragraph (b) with respect to
                                         contractual restrictions binding on
                                         or affecting either Seller or any of
                                         such Seller's assets);

                                    (c)  The execution and delivery of this
                                         term sheet by each Seller and the
                                         consummation by such Seller of the
                                         transactions contemplated hereby have
                                         been duly authorized by all necessary
                                         corporate action;

                                    (d)  Each Seller has duly executed
                                         this term sheet. Each Seller's
                                         obligations under this term sheet
                                         constitute such Seller's legal, valid
                                         and binding obligations, enforceable
                                         in accordance with their respective
                                         terms (subject to applicable
                                         bankruptcy, reorganization,
                                         insolvency, moratorium or similar
                                         laws affecting creditors' rights
                                         generally and subject, as to
                                         enforceability, to equitable
                                         principles of general application
                                         (regardless of whether enforcement is
                                         sought in a proceeding in equity or
                                         at law));

                                    (e)  Each Seller is acting for such
                                         Seller's own account, and has made
                                         such Seller's own independent
                                         decision to enter into this
                                         transaction and as to whether this
                                         transaction is appropriate or proper
                                         for such Seller based upon such
                                         Seller's own judgment and upon advice
                                         of such advisors as such Seller deems
                                         necessary. Each Seller acknowledges
                                         and agrees that such Seller is not
                                         relying, and has not relied, upon any
                                         communication (written or oral) of
                                         Purchaser or any affiliate, employee
                                         or agent of Purchaser with respect to
                                         the legal, accounting, tax or other
                                         implications of this transaction and
                                         that such Seller has conducted such
                                         Seller's own analyses of the legal,
                                         accounting, tax and other
                                         implications hereof; it being
                                         understood that information and
                                         explanations related to the terms and
                                         conditions of this transaction shall
                                         not be considered investment advice
                                         or a recommendation to enter into
                                         this transaction. Each Seller is
                                         entering into this transaction with a
                                         full understanding of all of the
                                         terms and risks hereof (economic and
                                         otherwise) and is capable of
                                         evaluating and understanding (on such
                                         Seller's own behalf or through
                                         independent professional
                                         advice), and understands and accepts,
                                         the terms, conditions and risks. Each
                                         Seller is also capable of assuming
                                         (financially and otherwise), and
                                         assumes, those risks. Each Seller
                                         acknowledges that neither Purchaser
                                         nor any affiliate, employee or agent
                                         of Purchaser is acting as a fiduciary
                                         for or an adviser to such Seller in
                                         respect of this transaction;

                                    (f)  The terms hereof have been
                                         negotiated, and the transactions
                                         contemplated hereby shall be
                                         executed, on an arm's length basis;

                                    (g)  Neither Seller is and, after giving
                                         effect to the transactions
                                         contemplated hereby, neither Seller
                                         will be an "investment company", as
                                         such term is defined in the
                                         Investment Company Act of 1940, as
                                         amended (the "1940 Act"), that is
                                         required to be registered under the
                                         1940 Act;

                                    (h)  Neither Seller is in possession of
                                         any material non-public information
                                         regarding the Issuer; and

                                    (i)  Each Seller has total assets
                                         exceeding $10,000,000.

                                    Purchaser represents and warrants to
                                    Sellers that:

                                    (a)  Purchaser is a company duly organized
                                         and existing in good standing under
                                         the laws of the jurisdiction of
                                         incorporation;

                                    (b)  The execution and delivery of this
                                         term sheet and the performance by
                                         Purchaser of Purchaser's obligations
                                         hereunder do not violate or conflict
                                         with any provision of the
                                         constitutive documents
                                         of Purchaser, any law, order or
                                         judgment applicable to Purchaser or
                                         any of Purchaser's assets or any
                                         contractual restriction binding on or
                                         affecting Purchaser or any of
                                         Purchaser's assets;

                                    (c)  The execution and delivery of this
                                         term sheet by Purchaser and the
                                         consummation by Purchaser of the
                                         transactions contemplated hereby have
                                         been duly authorized by all necessary
                                         corporate action;

                                    (d)  Purchaser has duly executed this term
                                         sheet. Purchaser's obligations under
                                         this term sheet constitute
                                         Purchaser's legal, valid and binding
                                         obligations, enforceable in
                                         accordance with their respective
                                         terms (subject to applicable
                                         bankruptcy, reorganization,
                                         insolvency, moratorium or similar
                                         laws affecting creditors' rights
                                         generally and subject, as to
                                         enforceability, to equitable
                                         principles of general application
                                         (regardless of whether enforcement is
                                         sought in a proceeding in equity or
                                         at law));

                                    (e)  Purchaser has total assets exceeding
                                         $10,000,000.

                                    If, at any time during the period
                                    beginning on the date hereof and ending on the final Closing Date, any of the representations and warranties of Sellers or Purchaser set forth above are not true, correct and complete as if made as of such time, the maker of such representation or warranty shall notify the other parties hereto as promptly as practicable.

        Events of Default:          The final documentation for each Tranche
                                    will contain customary Events of Default, including the following:

                                    (a)  failure to perform any covenant
                                         thereunder for 60 days after notice
                                         of breach;

                                    (b)  in the judgment of the Calculation
                                         Agent, Purchaser is unable to hedge
                                         Purchaser's exposure to the
                                         transactions contemplated hereby
                                         because of the lack of sufficient
                                         shares of Common Stock (not to exceed
                                         the sum of the Base Amounts for each
                                         Tranche) being made available for
                                         share borrowing by lenders, including
                                         without limitation lenders identified
                                         by Sellers with whom Purchaser shall
                                         consult;

                                    (c)  certain events of cross-default,
                                         bankruptcy, insolvency or
                                         reorganization with respect to either
                                         Seller; and

                                    (d)  failure to deliver (i) the freely
                                         transferable shares of Common Stock
                                         (or cash with equal value) required
                                         on any Maturity Date, (ii) the cash
                                         amounts (or, if applicable, freely
                                         transferable securities) required on
                                         any Reorganization Termination Date
                                         or any date on which any Tranche is
                                         terminated in whole or in part
                                         pursuant to the terms set forth under
                                         "Early Termination" above or (iii)
                                         any Dividend Payment Amount on any
                                         Dividend Payment Date.

                                    Upon the occurrence of an Event of
                                    Default, Purchaser may terminate any
                                    Tranche at a price (payable in Common
                                    Stock or, if Purchaser has substituted
                                    United States government securities as
                                    collateral pursuant to the terms set
                                    forth under "Collateral Arrangements"
                                    above, in cash) equal to Purchaser's
                                    replacement cost for such Tranche, as
                                    determined by the Calculation
                                    Agent.

        Capital Structure:          The Contract will be a secured forward
                                    contract of each Seller.

        Conditions Precedent:       If, at any time prior to the Final Issue
                                    Date, any of the following conditions are not satisfied:

                                    (a)  the representations and warranties of
                                         each Seller shall be true and correct
                                         as if made at such time and each
                                         Seller shall have performed all of
                                         its obligations required to be
                                         performed by it hereunder;

                                    (b)  any consent required to be obtained
                                         under any agreement in connection
                                         with the execution or delivery of
                                         this term sheet or the consummation
                                         of the transactions contemplated
                                         hereby shall have been obtained and
                                         shall be in full force and effect and
                                         the conditions of any such consent
                                         shall have been satisfied;

                                    (c)  Sellers shall have delivered to
                                         Purchaser evidence acceptable to
                                         Purchaser that the condition set
                                         forth in paragraph (b) above is
                                         satisfied;

                                    (d)  the representations and warranties of
                                         Sellers and the Issuer contained in
                                         the Registration Agreement and any
                                         certificate delivered pursuant
                                         thereto shall be true and correct as
                                         if made at such time and each of
                                         Sellers and the Issuer shall have
                                         performed all of the obligations
                                         required to be performed by it under
                                         the Registration Agreement; or

                                    (e)  on each Representation Date (as
                                         defined in the Registration
                                         Agreement) that shall have occurred
                                         prior to such time, Davis Polk &
                                         Wardwell, counsel to Purchaser, in
                                         its professional judgment, shall have
                                         been able to provide an opinion to
                                         Purchaser relating to the disclosure
                                         in the Registration Statement in form
                                         and substance acceptable to
                                         Purchaser;

                                    any Tranche that has not been consummated prior to such date shall be terminated and unwound and Sellers shall deliver to Purchaser an amount in cash (the "Net Payment Amount" with respect to each such Tranche) equal to the aggregate amount of costs and expenses (including market losses) relating to the unwinding of Purchaser's hedging activities in respect of such Tranche (provided that if such Net Payment Amount is negative, Purchaser shall deliver to Subsidiary an amount in cash equal to the absolute value of such Net Payment Amount).

        Conditions Precedent to     The payment of the Proceeds Amount for each
        Payment of the Proceeds     Tranche on the Closing Date for such Tranche
        Amount:                     is subject to (a) Purchaser's legal,
                                    regulatory, credit and risk approval of the transaction, (b) the delivery by Sellers to Purchaser of a customary corporate opinion of nationally recognized counsel acceptable to Purchaser in form and substance acceptable to Purchaser, (c) the truth and correctness of the representations and warranties of each Seller and the performance by each Seller of its obligations hereunder (including without limitation the performance of the obligations set forth under

                                    "Collateral Arrangements" above) and
                                    under the final documentation described
                                    under "Breakage Costs" below, (d) the
                                    receipt by Purchaser of evidence
                                    reasonably acceptable to Purchaser that
                                    immediately upon payment of the Proceeds
                                    Amount for such Tranche, a number of
                                    shares of Common Stock equal to the Base
                                    Amount for such Tranche shall be delivered to Purchaser free and clear of any liens or transfer restrictions (other than restrictions on transfer imposed by the Securities Act) pursuant to the term set forth in "Collateral Arrangements" above and (e) the satisfaction of each condition set forth in "Conditions Precedent" above.

        Breakage Costs:             The parties expect to execute final
                                    documentation relating to each Tranche
                                    after Purchaser has completed its hedging activities in connection with such
                                    Tranche. If (i) Sellers fail to fulfill
                                    their obligations hereunder with respect to any Tranche or any of the conditions set forth in "Conditions Precedent to Payment of the Proceeds Amount" above or in the final documentation relating to such Tranche are not satisfied or (ii) final documentation reasonably satisfactory to Purchaser relating to such Tranche has not been executed by 5:00 p.m., New York City time on the date six weeks following the Issue Date for such Tranche, such Tranche shall be terminated and unwound and Sellers shall deliver to Purchaser the Net Payment Amount with respect to such Tranche (provided that if such Net Payment Amount is negative, Purchaser shall deliver to Subsidiary an amount in cash equal to the absolute value of such Net Payment Amount).
                                    Notwithstanding any provision hereof to
                                    the contrary, if on the Closing Date for any Tranche, Sellers are unable to satisfy the conditions to any consent required to be obtained in order for Sellers to perform their obligations hereunder, Sellers may elect to satisfy their obligations hereunder by terminating and unwinding such Tranche and any subsequent Tranche that has not been consummated and delivering to Purchaser the Net Payment Amount with respect to such Tranche in lieu of the other payments or deliveries provided herein (provided that if such Net Payment Amount is negative, Purchaser shall deliver to
                                    Subsidiary an amount in cash equal to the absolute value of such Net Payment
                                    Amount).

        Assignment:                 The rights and duties hereunder and under
                                    the Contract and Collateral Agreement may not be assigned or transferred by any party hereto or thereto without the prior written consent of the other parties hereto or thereto; provided that Purchaser may assign or transfer any of its rights or duties hereunder or thereunder with the prior written consent of each Seller
                                    (which consent shall not be unreasonably withheld).

        Joint and Several           The obligations of Sellers hereunder shall
        Obligations:                be joint and several.

        Governing Law:              This term sheet shall be governed by and
                                    construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

Understood and Agreed to, this 11th day of December, 2001:


MAFCO HOLDINGS INC.


By: /s/ Todd J. Slotkin
    -------------------------------------
    Name:  Todd J. Slotkin
    Title: Executive Vice President and
           Chief Financial Officer


GSB INVESTMENTS CORP.


By: /s/ Todd J. Slotkin
    -------------------------------------
    Name:  Todd J. Slotkin
    Title: Executive Vice President and
           Chief Financial Officer


CREDIT SUISSE FIRST BOSTON INTERNATIONAL


By: /s/ Edmond Curtin
    -------------------------------------
    Name:  Edmond Curtin
    Title: Managing Director
           Legal and Compliance Department


By: /s/ David Bonham
    -------------------------------------
    Name:  David Bonham
    Title: Legal and Compliance Department


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CREDIT SUISSE FIRST BOSTON
   CORPORATION, as Agent


By: /s/ Timothy D. Bock
    -------------------------------------
    Name:  Timothy D. Bock
    Title: Managing Director



                                      19